ITEM 77Q(a) - COPIES OF
ALL MATERIAL AMENDMENTS TO THE
REGISTRANT'S CHARTER
OR BY-LAWS




FEDERATED U.S. GOVERNMENT
BOND FUND

AMENDMENT #6
TO THE RESTATED AND AMENDED
DECLARATION OF TRUST

Dated May 15, 2000

	THIS Restated and
Amended Declaration of Trust is
amended as follows:

	Strike the first
 paragraph of Section 5 -
Establishment and Designation of
Series or Class of
Article III - BENEFICIAL INTEREST,
and substitute in its place the following:

Section 5.  Establishment and
Designation of Series or Class.
Without limiting the authority of
the Trustees set forth in Article
XII, Section 8, inter alia, to
establish and designate any
additional Series or Class or
to modify the rights and preferences of
any existing Series or Class,
the Series shall be, and are
established and designated as:

Federated U.S. Government Bond Fund
Institutional Service Shares

	The undersigned hereby
certify that the above-stated
Amendment is a true and correct
Amendment
to the Declaration of Trust, as
adopted by the Board of Trustees
at a meeting on the 12th day of
November,
2009, to become effective on
April 29, 2010.

	WITNESS the due execution
hereof this 12th day of November, 2009.


/s/ John F. Donahue
/s/ Peter E. Madden
John F. Donahue
Peter E. Madden


/s/ John T. Conroy, Jr.
/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.
Charles F. Mansfield, Jr.


/s/ Nicholas P. Constantakis
/s/ R. James Nicholson
Nicholas P. Constantakis
R. James Nicholson


/s/ John F. Cunningham
/s/ Thomas M. O'Neill
John F. Cunningham
Thomas M. O'Neill


/s/J. Christopher Donahue
/s/ John S. Walsh
J. Christopher Donahue
John S. Walsh


/s/ Maureen Lally-Green
/s/ James F. Will
Maureen Lally-Green
James F. Will


1688353-FUSGB-DOT